UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 5, 2017

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Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-32277	87-0591719
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On September 5, 2017, Crexendo, Inc. (the "Company") accepted from Steven G. Mihaylo, Chief Executive Officer of the Company, forms to exercise $973,748.15 worth of options to purchase common shares of the Company previously issued to Mr. Mihaylo under the current Crexendo Long-Term Incentive Plan (“Options”).

The Options exercised consist of the following:

Option Price	Options Exercised	Proceeds to Company
$2.45	275,000	$673,750.00
$1.85	119,999	$221,998.15
$1.56	50,000	$78,000.00
	444,999	$973,748.15

The Option exercise was accepted in substantial satisfaction and payment of a loan made under a Term Loan Agreement dated December 30, 2015 (the "Loan Agreement"), with Steven G. Mihaylo, as Trustee of The Steven G. Mihaylo Trust dated August 19, 1999 (the "Lender"). After the payments discussed above there remains a balance on the loan of $26,251.85.

Pursuant to the Loan Agreement, the Lender agreed to make, and did make, an unsecured loan to the Company in the initial principal amount of $1,000,000.00 (the “Loan”). The Loan Agreement contained a provision which required the Lender to increase the amount of the Loan by up to an additional $1,000,000 on the same terms and conditions as the initial advance if the independent directors of the Company, in their reasonable discretion, determined such an increase is necessary for the funding needs of the Company and that the terms of the Loan are in the best interests of the Company and its shareholders. The original term for the Board to exercise the demand has expired; however it was extended as discussed further herein.

The term of the Loan was five years, with simple interest paid at 9% per annum until a balloon payment is due December 30, 2020. The Loan Agreement provides for interest to be paid in shares of common stock of the Company (the “Common Stock”) at a stock price of $1.20 (which was the average of the high and low adjusted close price of the Common Stock of the Company for each business day for the period which started December 23, 2015 and ended December 29, 2015.). The first two years of the interest on the principal balance of the Loan were paid in advance.

On February 27, 2017, the Company entered a second amendment (“Amendment”) to the Loan Agreement. The terms of the Loan Agreement were not changed other than the provision which required the Lender to increase the amount of the Loan by up to an additional $1,000,000 on the same terms and conditions as the initial advance if the independent directors of the Company, in their reasonable discretion, determine such an increase is necessary for the funding needs of the Company and that the terms of the Loan are in the best interests of the Company and its stockholders was extended to allow the Board of Directors to make such a determination up to May 30, 2018. The Option for the Company to require the funding will remain until May 30, 2018 due to the balance of the loan of $26,251.85.

The foregoing paragraphs provide a summary of selected provisions of Loan Agreement and the Amendment. This summary is not complete and is qualified in its entirety by reference to the copy of the Loan Agreement filed as an Exhibit to the Current Report on Form 8-K filed December 30, 2015 and the copy of the Amendment filed as an Exhibit to the Current Report on Form 8-K filed March 1, 2017. The Agreements contained representations and warranties and other statements that are solely for the benefit of the parties to those agreements and are designed to allocate business and other risks among the parties. Such representations and warranties and other statements (i) speak only as to the date on which they were made, and may be modified or qualified by confidential schedules or other disclosures, agreements or understandings among the parties, which the parties believe are not required by the securities laws to be publicly disclosed, and (ii) may be subject to a different materiality standard than the standard that is applicable to disclosures to investors. Moreover, you are advised that information concerning the subject matter of the representations and warranties and other statements made in the Loan Agreement has changed the execution date of the Loan Agreement, and subsequent information may or may not be fully reflected in the Company's public disclosures. Accordingly, investors should not rely upon representations and warranties and other statements in the Loan Agreement as factual characterizations of the actual state of affairs of the Company. Investors should instead look to disclosures contained in the Company's reports under the Securities Exchange Act of 1934, as amended.

Safe Harbor for Forward-Looking Statements

In addition to historical information, this Report contains forward-looking statements. The Company may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass the Company's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should," "likely" and similar expressions identify forward-looking statements. All forward-looking statements included in this Report and the Exhibits filed herewith are made as of the date hereof or as of the date of the respective Exhibit. The Company assumes no obligation to update any forward-looking statement. Readers should note that many factors could affect the proposed transactions, as well as the future operating and financial results of the Company, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this Report. These factors include, but are not limited to, the timing of the actions contemplated by the proposed transactions and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause the Company's actual results to differ from management's current expectations are contained in the Company's filings with the SEC, including the section of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, entitled "Risk Factors." All subsequent forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 5, 2017	Crexendo, Inc.

	By:	/s/ Ronald Vincent
Ronald Vincent Chief Financial Officer

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